Exhibit 21.1

SUBSIDIARIES OF STERIS PLC

STERIS plc has no parent company. As of March 31, 2022, its direct and indirect subsidiaries(1) were as follows:

Accelera Technologies LLC	Minnesota
Accutron, Inc.	Arizona
Albert Browne Limited	England & Wales
American Sterilizer Company	Pennsylvania
BHT Hygienetechnik Holding GmbH	Germany
Bioster Mottahedoon Egypt SAE	Egypt
Birkova Products	Indiana
Bizworth Gammarad Sdn Bhd	Malaysia
Black Diamond Video, Inc.	California
Camark (Greece) S.A.	Greece
Cantel (Australia) Pty Ltd	Australia
Cantel (Belgium) BV	Belguim
Cantel (France) SAS	France
Cantel (Germany) GmbH	Germany
Cantel (Production) Germany GmbH	Germany
Cantel (UK) Ltd.	England and Wales
Cantel Canada Inc.	Canada
Cantel Medical (Hong Kong) Ltd.	Hong Kong
Cantel Medical (Italy) S.r.l.	Italy
Cantel Medical (Malaysia) SND. BHD.	Malaysia
Cantel Medical (UK) Limited	England and Wales
Cantel Medical Devices (China) Ltd.	China
Cantel Medical International B.V.	Netherlands
Cantel Medical, LLC	Delaware
Cantel Medical Asia/Pacific Pte. Ltd.	Singapore
Cantel Middle East FZ-LLC	Dubai, UAE
CHIPS Manufacturing LLC	Delaware
CLBV Limited	England & Wales
Controlled Environment Certification Services, Inc.	Ohio
Crosstex International, Inc.	New York
Crystal Merger Sub I, LLC	Delaware
Diagmed Healthcare Limited	England & Wales
Dover UK I Limited	England & Wales
Dover UK II Limited	England & Wales
Dover UK III Limited	England & Wales
Electron Beam Sdn Bhd	Malaysia
Eschmann Holdings Limited	England & Wales

Exhibit 21.1

Genii, Inc.	Minnesota
Harwell Dosimeters Limited	England & Wales
Herotron E-Beam Service GmbH	Germany
HF German Land Holding LLC	Delaware
HMM HoldCo Limited	England & Wales
Hu-Friedy Italy SRL	Italy
Hu-Friedy Japan GK	Japan
Hu-Friedy Manufacturing Co LLC	Illinois
Hu-Friedy Medical Instrument (Shanghai) Co., Ltd.	China
Hu-Friedy Mfg. Co., LLC	Delaware
Hu-Friedy Mfg. Co., LLC (German Branch)	Germany
Hungaroptics kft	Hungary
Isomedix Inc.	Delaware
Isomedix Operations Inc.	Delaware
J&J Instruments LLC	Delaware
Jet Prep Ltd.	Israel
Julius Wirth LLC	Delaware
Julius Wirth LLC (German Branch)	Germany
Karl Schumacher Dental, LLC	Delaware
Key Surgical Europe S.a.r.l.	Switzerland
Key Surgical GmbH	Germany
Key Surgical Limited	England & Wales
Key Surgical LLC	Delaware
Konnexis Inc.	Canada
KS Apollo Holdings Inc.	Delaware
KS Apollo LLC	Delaware
KVI LLC	Delaware
Mar Cor Purification, Inc.	Pennsylvania
Medical Innovations Group Holdings Ltd.	England and Wales
Medical Innovations Group Ltd.	England and Wales
Medi-Cart International Ltd.	England and Wales
Medisafe America, L.L.C.	Florida
Medisafe Holdings Limited	England & Wales
Medisafe UK Limited	England & Wales
Medivators B.V.	Netherlands
Medivators Inc.	Minnesota
Mevex Corporation	Canada
Omnia (Italy) S.r.l.	Italy
Omnia LLC	Pennsylvania
Palmero Healthcare LLC	Delaware
PeriOptimum, Inc.	Delaware
SATYAtek S.A.	Switzerland
Shamrock Innovations Limited	Ireland

Exhibit 21.1

Shiloh Limited	England & Wales
Shiloh Properties Limited	England & Wales
Solar New US Holding Co, LLC	Delaware
Solar New US Parent Co, LLC	Delaware
Solar US Acquisition Co, LLC	Delaware
SPS Medical Supply Corp.	Delaware
STE Hong Kong Limited	Hong Kong
STE UK HoldCo Limited	England & Wales
STE UK Sub HoldCo Limited	England & Wales
STE No. Two Corporation	Delaware
Sterile Supplies Limited	England & Wales
STERIS AB	Sweden
STERIS Applied Sterilization Technologies ULC	Canada
STERIS Asia Pacific, Inc.	Delaware
STERIS AST CZ s.r.o.	Czech Republic
STERIS AST d.o.o.	Slovenia
STERIS AST SK s.r.o.	Slovakia
STERIS Barrier Products Solutions, Inc.	Pennsylvania
STERIS Brazil Holdings, LLC	Delaware
STERIS (BVI) I Limited	British Virgin Islands
STERIS Canada Sales ULC	Canada
STERIS Canada ULC	Canada
STERIS CH Limited	England & Wales
STERIS China Holdings Limited	Hong Kong
STERIS Corporation	Ohio
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Deutschland GmbH	Germany
STERIS Dover AST Holdings Limited	England & Wales
STERIS Dover Canada Holdings Limited	England & Wales
STERIS Dover Limited	England & Wales
STERIS Emerald IE Limited	Ireland
STERIS Enterprises LLC	Russia
STERIS Europe, Inc.	Delaware
STERIS FinCo S.à r.l.	Luxembourg
STERIS FinCo II S.à r.l.	Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Iberia, S.A.	Spain
STERIS IMS Canada Inc.	Canada
STERIS IMS Limited	England & Wales
STERIS Inc.	Delaware
STERIS (India) Private Limited	India
STERIS Instrument Management Services, Inc.	Delaware

Exhibit 21.1

STERIS Ireland Limited	Ireland
STERIS Irish FinCo Unlimited Company	Ireland
STERIS Irish FinCo II Unlimited Company	Ireland
STERIS Isomedix Puerto Rico, LLC	Puerto Rico
STERIS Japan Inc.	Japan
STERIS LLC	Delaware
STERIS Laboratories, Inc.	Minnesota
STERIS Latin America, Inc.	Delaware
STERIS Luxembourg Finance S.à r.l.	Luxembourg
STERIS Luxembourg Holding S.à r.l.	Luxembourg
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS NV	Belgium
STERIS Personnel Services, Inc.	Delaware
STERIS Personnel Services Mexico, S. de R.L. de C.V.	Mexico
STERIS S.r.l.	Italy
STERIS SAS	France
STERIS SEA Sdn. Bhd.	Malaysia
STERIS Solutions do Brasil Importacao e Comercializacao de Produtos da Saude Ltda.	Brazil
STERIS Solutions Korea Limited	Korea
STERIS Solutions S. de R.L. de C.V.	Mexico
STERIS (Shanghai) Trading Co., Ltd.	China
STERIS (Shanghai) Trading Co., Ltd. Bejing Branch	China
STERIS Singapore Pte Ltd	Singapore
STERIS Solutions Limited	England & Wales
STERIS Solutions Pte. Limited	Singapore
STERIS S.p.A.	Italy
STERIS TOMOE (Thailand) Ltd.	Thailand
STERIS UK Holding Limited	England & Wales
STERIS-Austar Pharmaceutical Systems Hong Kong Limited	Hong Kong
STERIS-Austar Pharmaceutical Systems (Shanghai) Limited	China
Strategic Technology Enterprises, Inc.	Delaware
SVS Holding GmbH	Germany
Synergy Health Allershausen GmbH	Germany
Synergy Health Amsterdam B.V.	The Netherlands
Synergy Health AST, LLC	Delaware
Synergy Health AST S.r.l.	Costa Rica
Synergy Health Däniken AG	Switzerland
Synergy Health Ede B.V.	The Netherlands
Synergy Health France SAS	France
Synergy Health Holding B.V.	The Netherlands
Synergy Health Holdings Limited	England & Wales
Synergy Health Investments Limited	England & Wales

Exhibit 21.1

Synergy Health Ireland Limited	Ireland
Synergy Health Limited	England & Wales
Synergy Health Logistics B.V.	The Netherlands
Synergy Health Marseille SAS	France
Synergy Health Nederland B.V.	The Netherlands
Synergy Health Radeberg GmbH	Germany
Synergy Health Sterilisation UK Limited	England & Wales
Synergy Health (Suzhou) Limited	China
STERIS Sterilization Technologies (Suzhou) Ltd.	China
Synergy Health Systems Limited	England & Wales
Synergy Health (Thailand) Limited	Thailand
Synergy Health True North, LLC	New York
Synergy Health (UK) Limited	England & Wales
Synergy Health US Holdings, Inc.	Delaware
Synergy Health Utrecht B.V.	The Netherlands
Synergy Health Westport Limited	Ireland
Synergy Sterilisation KL (M) Sdn Bhd	Malaysia
Synergy Sterilisation Kulim (M) Sdn Bhd	Malaysia
Synergy Sterilisation (M) Sdn Bhd	Malaysia
Synergy Sterilisation Rawang (M) Sdn Bhd	Malaysia
Synergy Sterilisation South Africa (Proprietary) Limited	South Africa
TIV Tchnisches Institut fur Validierung GmbH	Germany
United States Endoscopy Group, Inc.	Ohio
Vernon and Co. Limited	England & Wales
Vernon-Carus Limited	England & Wales

(1)The names of one or more subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2022 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded.